EXHIBIT 99.1

ONE SOURCE NETWORKS, INC.

Financial Statements
as of and for the Years Ended
December 31, 2013 and 2012 and
Independent Auditors' Report

EXHIBIT 99.1

ONE SOURCE NETWORKS, INC.

CONSOLIDATED FINANCIAL STATEMENTS

EXHIBIT 99.1

MAXWELL LOCKE & RITTER L L P
Accountants and Consultants
An Affiliate of CPAmerica International
tel (512) 370 3200 fax (512) 370 3250
www.mlrpc.com

Austin: 401 Congress Avenue, Suite 1100
Austin, TX 78701

Round Rock: 303 East Main Street
Round Rock, TX 78664

INDEPENDENT AUDITORS’ REPORT
To the Board of Directors and Stockholders of One Source Networks, Inc.:

We have audited the accompanying consolidated financial statements of One Source Networks, Inc.
(a Texas corporation) and its subsidiary (collectively, the “Company”), which comprise the consolidated balance sheets as of December 31, 2013 and 2012, and the related consolidated statements of operations, stockholders’ deficit, and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation

EXHIBIT 99.1

of the consolidated financial statements.
We believe that audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2013 and 2012, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Austin, Texas
May 28, 2014

Affiliated Company
ML& R WEALTH MANAGEMENT L L C
“A Registered Investment Advisor” This firm is not a CPA firm

EXHIBIT 99.1

One Source Networks, Inc.
Consolidated Balance Sheets
December 31, 2013 and 2012

ASSETS	2013	2012
CURRENT ASSETS:
Cash and cash equivalents	$644,001	$44,245
Accounts receivable, net	3,194,395	3,975,072
Prepaid expenses and other current assets	1,200,273	806,548
Total Current Assets	5,038,669	4,825,865
PROPERTY AND EQUIPMENT, NET	3,062,621	3,327,657
DEFERRED FINANCING COSTS, net	1,722,104	—
DEFERRED TAX ASSET	927,156	—
INTANGIBLE ASSETS, net	827,432	1,105,026
OTHER ASSETS	86,262	83,867
TOTAL	11,664,244	9,342,415

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Accounts payable	$2,151,156	$3,818,037
Accrued expenses	2,158,132	2,892,291
Deferred revenue	1,790,162	1,938,091
Current portion of long-term debt	497,482	46,857
Total current liabilities	6,596,932	8,695,276
LONG-TERM DEBT, net of current portion and discount	29,074,643	—
CONVERTIBLE DEBT, net of discount	3,372,736	3,250,000
TOTAL LIABILITIES	39,044,311	11,945,276

STOCKHOLDERS' DEFICIT	(27,380,067)	(2,602,861)
TOTAL	11,664,244	9,342,415

See notes to the consolidated financial statements

EXHIBIT 99.1

One Source Networks, Inc.
Consolidated Statements of Operations
Years Ended December 31, 2013 and 2012

	2013	2012

REVENUE	$51,205,503	$33,740,261

COST OF GOODS SOLD	33,335,669	25,072,244

GROSS PROFIT	17,869,834	8,668,017

OPERATING EXPENSES
Salaries and benefits	13,578,232	7,528,738
Professional fees	1,815,171	1,132,944
Depreciation and amortization	1,208,112	333,738
Facilities	1,097,476	129,625
General and administrative	806,531	479,732
Travel and selling	474,741	294,481
Total operating expenses	18,980,263	9,899,258

LOSS FROM OPERATIONS	(1,110,429)	(1,231,241)

OTHER EXPENSE:
Interest expense	(1,267,128)	(43,683)
Other taxes	(49,541)	(44,719)
Other income (expense), net	(11,801)	309
Total other expense, net	(1,328,470)	(88,093)

LOSS BEFORE INCOME TAXES	(2,438,899)	(1,319,334)

Income tax benefit	927,156	—

NET LOSS	$(1,511,743)	$(1,319,334)

See notes to the consolidated financial statements

EXHIBIT 99.1

One Source Networks, Inc.
Consolidated Statements of Stockholders' Deficit
Years Ended December 31, 2013 and 2012

	Common Stock
	Shares	Amount	Additional Pain-in Capital	Accumulated Deficit	Total Stockholders' Equity (Deficit)
Balance, December 31, 2011	19,510,000	$195,100	$551,860	$(2,215,288)	$(1,468,328)
Stock-based compensation	—	—	184,801	—	184,801
Net loss	—	—	—	(1,319,334)	(1,319,334)
Balance, December 31, 2012	19,510,000	195,100	736,661	(3,534,622)	(2,602,861)
Issuance of restricted common stock	220,500	2,205	(2,205)	—	—
Issuance of warrants	—	—	2,686,576	—	2,686,576
Stock-based compensation	—	—	397,713	—	397,713
Dividends to stockholders	—	—	—	(26,349,752)	(26,349,752)
Net loss	—	—	—	(1,511,743)	(1,511,743)
Balance, December 31, 2013	19,730,500	$197,305	$3,818,745	$(31,396,117)	$(27,380,067)

At December 31, 2013, the Company authorized the issuance of 26,900,000 shares of common stock with a $0.01 par value.

See notes to the consolidated financial statements

EXHIBIT 99.1

One Source Networks, Inc.
Consolidated Statements of Cash Flows
Years Ended December 31, 2013 and 2012

	2013	2012
Operating activities:
Net loss	$(1,511,743)	$(1,319,334)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Bad debt expense	311,791	177,828
Depreciation and amortization	1,208,112	333,738
Deferred income tax benefit	(927,156)	—
Non-cash interest expense	170,889	—
Stock-based compensation	397,713	184,801
Net Changes in operating assets and liabilities that provided (used) cash:
Accounts receivable	468,886	(1,811,840)
Prepaid expenses and other assets	(396,120)	(782,241)
Accounts payable	(1,513,559)	889,746
Accrued expenses	(734,159)	1,140,537
Deferred revenue	(147,929)	1,482,299
Net cash (used in) provided by operating activities	(2,673,275)	295,534

Investing activities:
Purchases of property and equipment	(279,323)	(9,439)
Purchases of intangible assets	(539,481)	—
Net cash used in investing activities	(818,804)	(9,439)

Financing activities:
Proceeds from borrowings under line of credit	—	14,652,369
Proceeds from borrowings of long-term debt	32,269,941	—
Payments on line of credit	—	(14,952,369)
Payments on long-term debt	(46,857)	(67,735)
Deferred financing costs	(1,781,497)	—
Dividends to stockholders	(26,349,752)	—
Net cash used in financing activities	4,091,835	(367,735)

Net change in cash and cash equivalents	599,756	(81,640)
Cash and cash equivalents, beginning of year	44,245	125,885
Cash and cash equivalents, end of year	$644,001	$44,245

Supplemental disclosures of cash flow information:
Cash paid during the year:
Interest	$317,132	$43,683
Income Taxes	$—	$—
NONCASH FINANCING ACTIVITIES
Issuance of convertible debt as consideration in business acquisition	$—	$3,250,000
Issuance of convertible debt	$658,315	$—
Issuance of warrants in connection with debt issuance	$2,686,576	$—
Change in fair value of intangible assets due to payable forgiveness	$153,322	$—

See notes to the consolidated financial statements

EXHIBIT 99.1

ONE SOURCE NETWORKS, INC.
AUDITED FINANCIAL STATEMENTS
(All dollar amounts are presented in thousands)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2013 AND 2012

1.ORGANIZATION AND NATURE OF OPERATIONS

One Source Networks, Inc. (“OSN”) delivers ubiquitous access to cloud-based voice, video, security and computing applications through customizable, cost-effective, and scalable solutions delivered on its redundant global network infrastructure with interconnection to over 200 global suppliers. OSN’s wholly owned subsidiary, One Source Networks IT, LLC (“ON”), offers a comprehensive range of IT solutions, including business continuity and disaster recovery, data center services, managed network services, and value-added reseller and professional services. Effective November 1, 2013, OSN converted into a C Corporation in the State of Texas.

OSN and ON (collectively, the “Company”) has experienced operating losses since its inception. The Company had an accumulated deficit of $31,396,117 at December 31, 2013. Management plans to meet its obligations through revenue growth in 2014, proceeds from additional debt financing in 2014 (see Note 13), and the use of its Receivables Purchase Agreement (see Note 5).

2.SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation - The accompanying consolidated financial statements are presented in accordance with accounting principles generally accepted in the United States of America as defined by the Financial Accounting Standards Board Accounting Standards Codification. The consolidated financial statements include the accounts of OSN and ON and all significant 2013 intercompany accounts and transactions have been eliminated.

Use of Estimates - The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Cash and Cash Equivalents - The Company considers all short-term, highly liquid investments with an original maturity of three months or less to be cash equivalents.

Accounts Receivable - Accounts receivable are recorded at the value of the revenue earned and require payment within thirty days. Account balances with charges over thirty days old are considered delinquent and management begins collection efforts at that time. Delinquent invoices do not accrue interest. The Company recognizes allowances for estimated bad debts on customer accounts that are no longer estimated to be collectible. The Company regularly adjusts any allowance for subsequent collections and final determination that an accounts receivable balance is no longer collectible. At December 31, 2013 and 2012, the allowance for doubtful accounts was $437,505 and $212,050, respectively.

Sale of Receivables - The Company, in accordance with a Receivables Purchase Agreement with a bank, sells a portion of its accounts receivable with recourse (See Note 5). These transfers of financial assets are considered to be a sale and not a secured borrowing.

Deferred Financing Costs - Costs incurred in obtaining long-term debt are amortized using the straight-line method over the term of the related debt. Amortization expense is included in interest expense in the consolidated statements of operations.

Property and Equipment - Property and equipment are recorded at cost. Depreciation is computed over the estimated useful life of the asset, which ranges from three to seven years, using the straight-line method. Leasehold improvements are amortized over the shorter of the lease term or the estimated useful life of the asset. Repairs and maintenance costs are expensed as incurred.

EXHIBIT 99.1

Investments - Investments in unconsolidated affiliates are accounted for using the cost method and evaluated for impairment on a periodic basis. At December 31, 2013 and 2012, investments in unconsolidated affiliates were $32,233 and $24,003, respectively, and are included in other assets on the accompanying consolidated balance sheets.

Intangible Assets - Intangible assets consist of software platforms and licenses and customer contracts and are amortized using the straight-line method over an estimated useful life of two years.

Impairment of Long-Lived Assets and Intangible Assets Subject to Amortization - Long-lived assets and intangible assets subject to amortization are reviewed for impairment whenever events or changes in circumstances indicate the amount recorded may not be recoverable. An impairment loss is recognized for the amount in which the carrying amount of the asset exceeds the fair value, if the carrying amount of the asset is not recoverable. Management believes there was no impairment of long-lived assets and intangible assets subject to amortization as of December 31, 2013 and 2012.

Revenue Recognition - Revenue is recognized for product revenue when the Company enters into a contract with the customer, the product has been delivered as required by the contract and risk of loss has passed to the customer, the price is fixed or determinable, and collection of payment is reasonably assured. If the customer has a right of acceptance, revenue and the associated costs of goods sold are deferred until the terms of acceptance have been satisfied. Revenue is recognized for service revenue upon completion of the service or ratably over the period of the contract for ongoing services. Payments received and any costs incurred in advance of services performed are deferred until the services are rendered.

Stock-based Compensation - Stock-based compensation is measured based on the fair value of the Company’s equity instruments and is recognized in the consolidated statements of operations over the employee’s requisite vesting period.

Fair Value Measurements - Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Fair value accounting requires characterization of the inputs used to measure fair value into a three-level fair value hierarchy as follows:

Level 1 - Inputs based on quoted prices in active markets for identical assets or liabilities.
An active market is a market in which transactions occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2 - Observable inputs that reflect the assumptions market participants would use in pricing the asset or liability developed based on market data obtained from sources independent from the entity.

Level 3 - Unobservable inputs that reflect the entity’s own assumptions about the assumptions market participants would use in pricing the asset or liability developed based on the best information available.

There are three general valuation techniques that may be used to measure fair value: 1) market approach - uses prices generated by market transactions involving identical or comparable assets or liabilities, 2) cost approach - uses the amount that currently would be required to replace the service capacity of an asset (replacement cost), and 3) income approach - uses valuation techniques to convert future amounts to present amounts based on current market expectations. The Company used the market and cost approaches.

Advertising Costs - Advertising costs are charged to expense as incurred. Advertising costs were
$94,321 and $137,060 for the years ended December 31, 2013 and 2012, respectively.

Income Taxes - No provision had been made for federal income taxes for the year ended December 31, 2012 since OSN elected to be treated as an S Corporation and ON was a limited partnership, thus income was taxed directly to the stockholders and partners. Accordingly, all taxable income, losses, deductions and credits are allocated to the stockholders and partners who are responsible for the payment of taxes thereon.

Effective November 1, 2013, OSN converted to a C Corporation which required a provision for federal income taxes from the effective date through December 31, 2013. Income taxes for OSN at December 31, 2013 are accounted for under the asset and liability method whereby deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. Valuation allowances are established when considered necessary to reduce the net deferred tax assets to amounts which are more likely than not to be realized. OSN and ON are subject to the Texas franchise tax.

EXHIBIT 99.1

The Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained upon examination by the relevant taxing authority based on the technical merits of the position. The tax benefits recognized in the consolidated financial statements from such a position are measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement.

Concentration of Credit Risk - Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents and accounts receivable. The Company places its cash and cash equivalents with a limited number of high quality financial institutions and at times may exceed the amount of insurance provided on such deposits. Management does not believe a significant concentration of risk exists for cash and cash equivalents.

For accounts receivable, the Company performs periodic credit evaluations of its customers’ financial conditions and generally does not require collateral. One customer accounted for approximately 29% and 23% of revenue during the years ended December 31, 2013 and 2012, respectively. One customer accounted for approximately 31% and 44% of gross accounts receivable at December 31, 2013 and 2012, respectively.

3.PROPERTY AND EQUIPMENT

Property and equipment consisted of the following as of December 31:

	2013	2012
Data center	$3,067,775	$3,000,000
Computers and office equipment	649,686	503,869
Buildings and leasehold improvements	152,694	110,894
Furniture and fixtures	42,149	18,218
Total	3,912,304	3,632,981
Less accumulated depreciation and amortization	(849,683)	(305,324)
Property and equipment, net	$3,062,621	$3,327,657

Depreciation and amortization expense was $544,359 and $125,400 during the years ended December 31, 2013 and 2012, respectively.

4.	INTANGIBLE ASSETS

Intangible assets consisted of the following at December 31:

	2013	2012
Software platforms and licenses	$1,070,186	$530,705
Customer contracts	951,704	1,105,026
Total	2,021,890	1,635,731
Less accumulated amortization	(1,194,458)	(530,705)
Intangible assets, net	$827,432	$1,105,026

Amortization expense related to intangible assets was $663,753 and $208,338 during the years ended December 31, 2013 and 2012, respectively. Software platforms and licenses have a useful life of two years and have future amortization of $269,740 and $158,500 for the years ended December 31, 2014 and 2015, respectively. Customer contracts have a useful life of two years and have future amortization of $399,192 for the year ended December 31, 2014.

EXHIBIT 99.1

5.	RECEIVABLES SOLD WITH RECOURSE

The Company sold a portion of its accounts receivable with recourse to a bank through a Receivables Purchase Agreement. The bank retains a portion of the proceeds from the sales as a reserve which is released to the Company as receivables are paid. During the years ended December 31, 2013 and 2012, the Company sold $36,261,568 and $2,183,886 of receivables, respectively, through the Receivables Purchase Agreement and incurred expenses from the sale of receivables of $283,749 and $27,627, respectively, which is included in other expense in the accompanying consolidated statements of operations. If a recourse event per the terms of the Receivables Purchase Agreement occurs, the Company is liable for the amount of the proceeds received from the bank plus any related fees. The balance outstanding from these receivable sales subject to recourse in which the Company is contingently liable was $2,738,576 at December 31, 2013. There were no outstanding balances for receivables sales subject to recourse at December 31, 2012. There was no recourse obligation liability recorded by the Company at December 31, 2013 and 2012 as management estimates that the fair value of losses under present contingent recourse obligations are not expected to be significant. It is at least reasonably possible that the Company’s estimate will change within the near term.

6.	RELATED PARTY TRANSACTIONS

The Company has a 5% investment in an entity that owns a data center. An additional 45% of the entity is owned by entities under common control. The Company incurred expenses related to this entity of $13,406 and $11,007 for the years ended December 31, 2013 and 2012, respectively.

The Company leases office space from an entity that is primarily owned by the Company’s CEO, who is also a stockholder of the Company. Total rental expense under this leasing arrangement was $49,261 and $45,045 for the years ended December 31, 2013 and 2012, respectively.

The Company incurred consulting and management fee expenses from stockholders of $582,853 and $640,999 for the years ended December 31, 2013 and 2012, respectively, which are included in operating expenses in the accompanying consolidated statements of operations.

7.	BORROWING ARRANGEMENTS

Long-term debt consisted of the following at December 31:

	2013	2012
$200,350 note payable with a finance company, interest at 4.45%, principal and interest due in 36 monthly installments of $5,955, collateralized by equipment and guaranteed by a stockholder; matured in August 2013	$—	$46,857
$750,000 line of credit with interest-only payments due monthly at a fixed rate of 6.00%, all accrued and unpaid interest and principal due on demand or at maturity, collateralized by equipment and guaranteed by a stockholder, maturing October 15, 2014	497,482	—
$31,000,000 notes payable with a private equity investment group with interest-only payments due quarterly at 13.00%, all accrued and unpaid interest and principal due at maturity, net of a discount ($2,597,024 at December 31, 2013), maturing in November 2018	29,074,643	—
Total	29,572,125	46,857
Less: current maturities of long-term debt	(497,482)	(46,857)
Total long-term obligations	$29,074,643	$—

EXHIBIT 99.1

The future maturities of the long-term debt at December 31, 2013 are outlined below:

2014	$497,482
2015	—
2016	—
2017	—
2018	29,074,643
Total	$29,572,125

The notes payable with a private equity investment group (the “2013 Notes”) were issued under a Note and Warrant Purchase Agreement in November 2013. At the option of the Company, accrued and unpaid interest on March 31, June 30, September 30 and December 31 of each year can be added to the principal balance of the notes.

In conjunction with the issuance of the 2013 Notes, the Company issued fully detachable warrants for the purchase of 4,090,419 shares of its common stock. The warrants have an exercise price of $0.001 per share and may be exercised at any time subsequent to issuance. As of December 31, 2013, no warrants had been exercised.

The warrants issued during the year ended December 31, 2013 were valued to represent 16.5% of the Company’s fully-diluted common shares outstanding and issuable upon conversion of outstanding convertible notes or exercise of outstanding options or warrants, which approximates valuation using the Black-Scholes pricing model. During the year ended December 31, 2013, the Company recognized warrants with a total fair value of $2,686,576, as a discount on the related 2013 Notes, and $89,552 in interest expense.

Convertible Debt - During the year ended December 31, 2012, the Company executed a $3,250,000 convertible promissory note in conjunction with the acquisition of ON (the “ON Note”). Interest-only payments are due annually on December 31 at a rate of 3.00% on the remaining outstanding principal balance. At the option of the Company, accrued and unpaid interest on December 31 of each year can be added to the principal balance of the ON Note. The ON Note matures on December 31, 2017. The ON Note is convertible at the option of the holder to shares of the Company’s common stock on the maturity date or as a result of a sale event, as defined. The number of common shares issued upon conversion is equal to the outstanding principal of the ON Note at the time of conversion multiplied by a conversion ratio. At December 31, 2013, this conversion ratio was 0.3076923. The number of common shares issued upon conversion cannot exceed 4.7619% of the total number of authorized common shares.

In conjunction with the issuance of the 2013 Notes in November 2013, in order to maintain the 16.5% ownership interest of the private equity investment group in the event of the conversion of the ON Note to common stock, the Company executed convertible promissory notes (“2013 Convertible Notes”) totaling $658,315. Interest-only payments are due annually on December 31 at a rate of 3.00% on the remaining outstanding principal balance. Accrued and unpaid interest on December 31 of each year will be added on a pro-rata basis to the principal balance of the 2013 Convertible Notes. The 2013 Convertible Notes mature on December 31, 2017. If any portion of the principal and interest owed under the ON Note is converted to common shares of the Company, a pro-rata share of the principal and interest owed under the 2013 Convertible Notes will automatically convert to common shares of the Company using the same conversion ratio for the ON Note. During the year ended December 31, 2013, the Company reflected the $658,315 as a discount and will amortize the discount over the term of the 2013 Convertible Notes. The related interest expense was $21,944 for the year ended December 31, 2013.

All loan agreements contain cross-default provisions and the Company is subject to debt covenants.

EXHIBIT 99.1

8.	INCOME TAXES

The provision for income taxes for the year ended December 31, 2013 consisted of:

Current:
Federal	$—
State	—
Total Current	—
Deferred:
Federal	(762,961)
State	(164,195)
Total deferred	(927,156)
Total income tax benefit	$(927,156)

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. As of December 31, 2013, the Company had deferred tax assets of $927,156 and no deferred tax liabilities. Deferred tax assets primarily relate to net operating loss carryforwards, property and equipment and allowance for doubtful accounts.

The Company’s provision for income taxes differs from the expected tax expense amount computed by applying the statutory federal income tax rate of 34% to income before income taxes primarily as a result of state income taxes and nondeductible expenses for income tax purposes.

As of December 31, 2013, the Company had federal net operating loss carryforwards of approximately $1,892,059. The net operating loss carryforward will expire in varying amounts beginning in 2028 if not utilized.

Utilization of the net operating loss carryforwards may be subject to a substantial annual limitation due to ownership change limitations that have occurred previously or that could occur in the future, as provided by Section 382 of the Internal Revenue Code of 1986 ("Section 382"), as well as similar state provisions. Ownership changes may limit the amount of net operating loss carryforwards that can be utilized annually to offset future taxable income.

Based on evaluation of the Company’s tax positions, management believes the Company had no material uncertain tax positions for the year ended December 31, 2013 and has recorded no related interest or penalties as a result.

The Company files income tax returns in the U.S. federal jurisdiction and various other states. The Company has federal and state net operating loss carryforwards dating back to 2007. As such, the Company remains subject to examination in the U.S. federal jurisdiction for the 2007 and subsequent tax years. In general the 2010 and subsequent tax years remain open and subject to examination in the various states.

9.	RESTRICTED STOCK

The Company had 6,420,500 and 6,200,000 shares of restricted stock outstanding at December 31, 2013 and 2012, respectively. These shares were issued to employees as compensation for services provided and vest based on the terms of the Restricted Stock Agreements, which include both time and performance vesting requirements. Non-vested shares related to these agreements were 365,375 and 799,999 for the years ended December 31, 2013 and 2012, respectively. The restricted shares were valued as of the grant date based on the fair value of the shares using Level 2 and Level 3 inputs under the market approach. The average grant date fair value of the non-vested shares was $0.24 and $0.46 at December 31, 2013 and 2012, respectively. For the years ended December 31, 2013 and 2012, the Company recognized stock-based compensation expense of $397,513 and $184,801, respectively, related to the vesting of restricted stock. As of December 31, 2013, there was $86,341 in unrecognized stock-based compensation expense related to non-vested restricted stock.

EXHIBIT 99.1

10.	PHANTOM STOCK PLAN

The Company created a phantom stock plan in 2012 to provide certain employees with the right to participate in the growth of the Company through an incentive compensation arrangement. As of December 31, 2013, the Company had granted 695,500 shares under Phantom Stock Agreements which vest quarterly over a three to four year period based on achieving Company targets.

Phantom stockholders are included in any distributions made by the Company and the distribution received is equal to the number of vested phantom shares as a percentage of the total amount of phantom and common shares outstanding at the time of distribution. Phantom stockholders who resign or are terminated prior to the date specified in the Phantom Stock Agreements forfeit all phantom shares owned.

The Company will purchase all phantom shares owned at fair market value for phantom stockholders who resign or are terminated after the date specified in the Phantom Stock Agreements. Due to this, the phantom shares are classified as a liability and remeasured at fair value using Level 2 inputs until settlement. At December 31, 2013, the Company had 146,666 vested phantom shares with a fair value of $0.51 per share, resulting in a liability of $74,800 in the accompanying consolidated balance sheet.

11.	COMMITMENTS

The Company leases office facilities under noncancelable long-term operating leases, including an operating lease with a related party (see Note 5). Total rent expense for the years ended December 31, 2013 and 2012 was $525,975 and $128,321, respectively.

Future minimum payments under noncancelable operating leases at December 31, 2013 are as follows:

2014	$272,506
2015	248,188
2016	217,668
2017	230,472
2018	230,472
Total	$1,199,306

In addition to the above base rents, the Company is responsible for its respective pro-rata share of real estate taxes and operating expenses.

12.	RETIREMENT PLAN

The Company has a 401(k) plan which covers substantially all full-time employees. The Company has the option to make contributions in amounts to be determined by management subject to certain limitations. The Company made no contributions for the years ended December 31, 2013 and 2012.

13.	SUBSEQUENT EVENTS

The Company has evaluated subsequent events through May 28, 2014 (the date the consolidated financial statements were available to be issued).

In February 2014, the Company executed additional notes payable with a private equity investment group (the “2014 Notes”) for total proceeds of $4,000,000. In conjunction with the issuance of the 2014 Notes, the Company issued fully detachable warrants for the purchase of 648,630 shares of its common stock. The warrants have an exercise price of $0.001 per share and may be exercised at any time subsequent to issuance. The Company also executed convertible promissory notes totaling $105,140.